Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to the Registration Statement on Form S-1 of Avaya Holdings Corp. of our report dated December 22, 2011 relating to the financial statements of Avaya Holdings Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

December 22, 2011